Exhibit 4.4

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is dated as of this          day of                     2018, by and among HeadHunter Group PLC, a Cyprus public limited company (the “Company”), and the persons identified on the signature pages hereto (collectively, the “Investors,” and each individually, the “Investor”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree with each other as follows:

1. Certain Definitions.

As used in this Agreement, the following terms shall have the following respective meanings:

“ADSs” means those certain American depositary shares, each representing [•] Ordinary Shares.

“Affiliate” means with respect to any person, (a) any other person that controls, is controlled by, or is under common control with such Person. The term “control” as used with respect to any Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Articles” shall mean the Articles of Association of the Company.

“Commission” shall mean the United States Securities and Exchange Commission, or any other federal agency administering the Securities Act and the Exchange Act at the time.

“Convertible Securities” means all then outstanding options, warrants, rights, convertible notes, Preferred Stock or other securities of the Company directly or indirectly convertible into or exercisable for Ordinary Shares.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Ordinary Shares” means the ordinary shares of the Company, nominal value [•] per share.

“Permitted Transferee” means any Affiliate of any Investor.

“Person” shall mean an individual, a corporation, a partnership, a joint venture, a trust, an unincorporated organization, a limited liability company or partnership, a government and any agency or political subdivision thereof.

“Preferred Stock” shall mean any shares issued with such preferred, deferred or other special rights or with such restrictions, whether in regard to dividend, voting, return of capital or otherwise issued by the Company pursuant to the Articles.

“Registrable Securities” shall mean (i) any Ordinary Shares held by the Investors at any time, (ii) any Ordinary Shares issued or issuable pursuant to the conversion of (x) the Preferred Stock or (y) any other Convertible Securities held by the Investors at any time, (iii) any other securities issued or issuable with respect to any such shares described in clauses (i) and (ii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, and (iv) any ADSs issued in respect of any securities described in clause (i), (ii), or (iii) (it being understood that for purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to then acquire or obtain from the Company any Registrable Securities, whether or not such acquisition has actually been effected).

“Registration Expenses” shall mean the expenses so described in Section 7 hereof.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

2. Demand Registration.

(a) At any time after the initial public offering of the ADSs representing interests in the Company’s Ordinary Shares pursuant to an effective registration under the Securities Act, the holders of the Registrable Securities may notify the Company that they intend to offer or cause to be offered for public sale all or any portion of their Registrable Securities in the manner specified in such request. Upon receipt of such request, the Company shall promptly deliver notice of such request to all Investors holding Registrable Securities who shall then have ten (10) days to notify the Company in writing of their desire to be included in such registration. If the request for registration contemplates an underwritten public offering, the Company shall state such in the written notice and in such event the right of any Person to participate in such registration shall be conditioned upon such Person’s participation in such underwritten public offering and the inclusion of such Person’s Registrable Securities in the underwritten public offering to the extent provided herein. The Company will use its best efforts to expeditiously effect (but in any event no later than sixty (60) days after such request) the registration of all Registrable Securities whose holders request participation in such registration under the Securities Act, but only to the extent provided for in this Agreement; provided however, that the Company shall not be required to effect registration pursuant to a request under this Section 2 more than (a) five (5) times over the course of any twelve (12) month period for the holders of the Registrable Securities as a group or (b) such other greater number of times as agreed upon by the Investors then holding Registrable Securities and the Company. Notwithstanding anything to the contrary contained herein, no request may be made under this Section 2 within ninety (90) days after the effective date of a registration statement filed by the Company covering a firm commitment underwritten public offering in which the holders of Registrable Securities shall have been entitled to join pursuant to Section 4 and in which there shall have been effectively registered all Registrable Securities as to which registration shall have been requested. A registration will not count as a requested registration under this Section 2(a) unless and until the registration statement relating to such registration has been declared effective by the Commission; provided however, that the participating Investors holding a majority of the Registrable Securities being registered by all participating Investors (a “Participating Majority”) may request, in writing, that the Company withdraw a registration statement which has been filed under this Section 2(a) but has not yet been declared effective, and a Participating Majority may thereafter request the Company to reinstate such registration statement, if permitted under the Securities Act, or the holders of Registrable Securities may request that the Company file another registration statement, in accordance with the procedures set forth herein and without reduction in the number of demand registrations permitted under this Section 2(a).

(b) If a requested registration involves an underwritten public offering and the managing underwriter of such offering determines in good faith that the number of securities sought to be offered should be limited due to market conditions, then the number of securities to be included in such underwritten public offering shall be reduced to a number deemed satisfactory by such managing underwriter; provided, that the shares to be excluded shall be determined in the following order of priority: (i) persons not having any contractual or other right to include such securities in the registration statement, (ii) securities held by any other Persons (other than the holders of Registrable Securities) having a contractual, incidental “piggy back” right to include such securities in the registration statement, (iii) securities to be registered by the Company pursuant to such registration statement, (iv) pro rata based on the amount of Registrable Securities to be sold by the holders of Registrable Securities.

(c) With respect to a request for registration pursuant to Section 2(a) which is for an underwritten public offering, all of the Investors selling Registrable Securities in such underwritten public offering will have the collective right to choose the managing underwriter for such underwritten public offering. The Company may not cause any other registration of securities for sale for its own account (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Securities Act is applicable) to become effective within one hundred twenty (120) days following the effective date of any registration required pursuant to this Section 2.

3. Form F-3.

The Company shall use its best efforts to qualify and remain qualified to register securities pursuant to a registration statement on Form F-3 (or any successor form) under the Securities Act. An Investor or Investors holding Registrable Securities anticipated to have an aggregate sale price (net underwriting discounts and commissions, if any) in excess of $1,000,000 shall have the right to require the Company to file registration statements, including a shelf registration statement, and if the Company is a WKSI, an automatic shelf registration statement, on Form F-3 or any successor form under the Securities Act covering all or any part of their and their affiliates’ Registrable Securities, by delivering a written request to the Company. Such request shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of such shares by such holder or holders. The Company shall give notice to all other holders of the Registrable Securities of the receipt of a request for registration pursuant to this Section 3 and such holders of Registrable Securities shall then have thirty (30) days to notify the Company in writing of their desire to participate in the registration. The Company shall uses its best efforts to promptly effect the registration of all shares on Form F-3 (or a comparable successor form) to the extent requested by such holders. The Company shall use its best efforts to keep such registration statement effective until the earlier of 90 days or until such holders have completed the distribution described in such registration statement. Notwithstanding the foregoing, to the extent that registration on Form F-3 is not available to a holder that has requested registration under this Section 3, the Company shall use its best efforts to effect such registration on Form F-1.

4. Piggyback Registration.

If the Company at any time proposes to register any of its securities under the Securities Act for sale to the public (except with respect to registration statements on Forms F-4, S-8 or another form not available for registering the Registrable Securities for sale to the public), each such time it will give written notice at the applicable address of record to each holder of Registrable Securities of its intention to do so. Upon the written request of any of such holders of the Registrable Securities, given within twenty (20) days after receipt by such Person of such notice, the Company will, subject to the limits contained in this Section 4, use its best efforts to cause all such Registrable Securities of said requesting holders to be registered under the Securities Act and qualified for sale under any state blue sky law, all to the extent required to permit such sale or other disposition of said Registrable Securities; provided, however, that if the Company is advised in writing in good faith by any managing underwriter of the Company’s securities being offered in a public offering pursuant to such registration statement that the amount to be sold by persons other than the Company (collectively, “Selling Shareholders”) is greater than the amount which can be offered without adversely affecting the offering, the Company may reduce the amount offered for the accounts of Selling Shareholders (including such holders of shares of Registrable Securities) to a number deemed satisfactory by such managing underwriter; and provided further, that (a) in no event shall the amount of Registrable Securities of selling Investors be reduced below fifty percent (50%) of the total amount of securities included in such offering and (b) any shares to be excluded shall be determined in the following order of priority: (i) securities held by any Persons not having any such contractual, incidental registration rights, (ii) securities held by any Persons having contractual, incidental registration rights pursuant to an agreement which is not this Agreement, and (iii) the Registrable Securities sought to be included by the holders thereof as determined on a pro rata basis (based upon the aggregate number of Registrable Securities held by such holders).

5. Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to use its best efforts to promptly effect the registration of any of its securities under the Securities Act, the Company will:

(a) use its best efforts diligently to prepare and file with the Commission a registration statement on the appropriate form under the Securities Act with respect to such securities, which form shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith, and use its best efforts to cause such registration statement to become and remain effective until completion of the proposed offering;

(b) use its best efforts to diligently prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the distribution described in such registration statement has been completed and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the seller or sellers of such securities shall desire to sell or otherwise dispose of the same, but only to the extent provided in this Agreement;

(c) furnish to each selling holder and the underwriters, if any, such number of copies of such registration statement, any amendments thereto, any documents incorporated by reference therein, the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such selling holder may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such selling holder;

(d) use its best efforts to register or qualify the securities covered by such registration statement under such other securities or state blue sky laws of such jurisdictions as each selling holder shall request, and do any and all other acts and things which may be necessary under such securities or blue sky laws to enable such selling holder to consummate the public sale or other disposition in such jurisdictions of the securities owned by such selling holder, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

(e) within a reasonable time before each filing of the registration statement or prospectus or amendments or supplements thereto with the Commission, furnish to counsel selected by the holders of Registrable Securities copies of such documents proposed to be filed, which documents shall be subject to the approval of such counsel;

(f) immediately notify each selling holder of Registrable Securities, such selling holder’s counsel and any underwriter and (if requested by any such Person) confirm such notice in writing, of the happening of any event which makes any statement made in the registration statement or related prospectus untrue or which requires the making of any changes in such registration statement or prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading; and, as promptly as practicable thereafter, prepare and file with the Commission and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(g) use its best efforts to prevent the issuance of any order suspending the effectiveness of a registration statement, and if one is issued use its best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible moment;

(h) if requested by the managing underwriter or underwriters (if any), any selling holder, or such selling holder’s counsel, promptly incorporate in a prospectus supplement or post-effective amendment such information as such Person requests to be included therein, including, without limitation, with respect to the securities being sold by such selling holder to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of an underwritten offering of the securities to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

(i) make available to each selling holder, any underwriter participating in any disposition pursuant to a registration statement, and any attorney, accountant or other agent or representative retained by any such selling holder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement;

(j) enter into any reasonable underwriting agreement required by the proposed underwriter(s) for the selling holders, if any, and use its best efforts to facilitate the public offering of the securities;

(k) furnish to each prospective selling holder a signed counterpart, addressed to the prospective selling holder, of (A) an opinion of counsel for the Company, dated the effective date of the registration statement, and (B) a “comfort” letter signed by the independent public accountants who have certified the Company’s financial statements included in the registration statement, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants’ letter) with respect to events subsequent to the date of the financial statements, as are customarily covered (at the time of such registration) in opinions of the Company’s counsel and in accountants’ letters delivered to the underwriters in underwritten public offerings of securities;

(l) cause the securities covered by such registration statement to be listed on the securities exchange or quoted on the quotation system on which similar securities issued by the Company are then listed or quoted;

(m) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make generally available to its security holders, in each case as soon as practicable, but not later than 30 days after the close of the period covered thereby, an earnings statement of the Company which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any comparable successor provisions);

(n) otherwise cooperate with the underwriter(s), the Commission and other regulatory agencies and take all actions and execute and deliver or cause to be executed and delivered all documents necessary to effect the registration of any securities under this Agreement; and

(o) during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act.

6. Deemed Underwriter. The Company agrees that, if an Investor or any of its affiliates (each an “Investor Entity”) could reasonably be deemed to be an “underwriter,” as defined in Section 2(a)(11) of the Securities Act, in connection with any registration of the Company’s securities pursuant to this Agreement, and any amendment or supplement thereof (any such registration statement or amendment or supplement a “Investor Underwriter Registration Statement”), then the Company will cooperate with such Investor Entity in allowing such Investor Entity to conduct customary “underwriter’s due diligence” with respect to the Company and satisfy its obligations in respect thereof. In addition, at such Investor’s request, the Company will furnish to such Investor, on the date of the effectiveness of any Investor Underwriter Registration Statement and thereafter from time to time on such dates as such Investor may reasonably request (i) a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to such Investor, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Investor Underwriter Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, including, without limitation, a standard “10b-5” statement for such offering, addressed to such Investor. The Company will also permit legal counsel to such investor to review and comment upon any such Investor Underwriter Registration Statement at least five business days prior to its filing with the SEC and all amendments and supplements to any such Investor Underwriter Registration Statement within a reasonable number of days prior to their filing with the SEC and not file any Investor Underwriter Registration Statement or amendment or supplement thereto in a form to which such Investor’s legal counsel reasonably objects.

7. Expenses. All expenses incurred by the Company or the Investors in effecting the registrations provided for in Sections 2, 3 and 4, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, fees and disbursements of one counsel for the Investors participating in such registration as a group (selected by the holders of a majority of the Registrable Securities that are being registered in such registration), underwriting expenses (other than fees, commissions or discounts), expenses of any audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdictions (all of such expenses referred to as “Registration Expenses”), shall be paid by the Company.

8. Indemnification.

(a) The Company shall indemnify and hold harmless each Investor that is a selling holder of Registrable Securities (including its partners (including partners of partners and shareholders of such partners)), each underwriter (as defined in the Securities Act), and directors, officers, employees and agents of any of them, and each other Person who participates in the offering of such securities and each other Person, if any, who controls (within the meaning of the Securities Act) such seller, underwriter or participating Person (individually and collectively, the “Indemnified Person”) against any losses, claims, damages or liabilities (collectively, the “liability”), joint or several, to which such Indemnified Person may become subject under the Securities Act or any other statute or at common law, insofar as such liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any free writing prospectus used in connection with any offering, including but not limited to, any free writing prospectus used by the Company, the underwriters or the Investors, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by the Company of the Securities Act, any state securities or “blue sky” laws or any sale or regulation thereunder in connection with such registration, or (iv) any information provided by the Company or at the instruction of the Company to any Person participating in the offer at the point of sale containing any untrue statement or alleged untrue statement of any material fact or omitting or allegedly omitting any material fact required to be included in such information or necessary to make the statements therein not misleading. Except as otherwise provided in Section 8(d), the Company shall reimburse each such Indemnified Person in connection with investigating or defending any such liability; provided, however, that the Company shall not be liable to any Indemnified Person in any such case to the extent that any such liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary or final prospectus, or amendment or supplement thereto, free writing prospectus, or other information, in reliance upon and in conformity with information furnished in writing to the Company by such Person specifically for use therein; and provided further, that the Company shall not be required to indemnify any Person against any liability arising from any untrue or misleading statement or omission contained in any preliminary prospectus if such deficiency is corrected in the final prospectus or for any liability which arises out of the failure of any Person to deliver a prospectus as required by the Securities Act regardless of any investigation made by or on behalf of such Indemnified Person and shall survive transfer of such securities by such seller; and provided, further that, the indemnity agreement contained in this Section 8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(b) Each Investor holding any securities included in such registration being effected shall indemnify and hold harmless each other selling holder of any securities, the Company, its directors and officers, employees and agents, each underwriter and each other Person, if any, who controls (within the meaning of the Securities Act) the Company or such underwriter (individually and collectively also the “Indemnified Person”), against any liability, joint or several, to which any such Indemnified Person may become subject under the Securities Act or any other statute or at common law, insofar as such liability (or actions in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which securities were registered under the Securities Act at the request of such selling Investor, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any free writing prospectus used in connection with such offering, including but not limited to, any free writing prospectus used by the Company, the underwriters, the Investors, or (ii) any omission or alleged omission by such selling Investor to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any information provided at the instruction of the Company to any Person participating in the offer at the point of sale containing any untrue statement or alleged untrue statement of any material fact or omitting or allegedly omitting any material fact required to be included in such information or necessary to make the statements therein not misleading, in the case of (i), (ii) and (iii) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, amendment or supplement thereto, free writing prospectus, or other information, in reliance upon and in conformity with information furnished in writing to the Company by such selling Investor specifically for use therein. Such selling Investor shall reimburse any Indemnified Person for any legal fees incurred in investigating or defending any such liability; provided, however, that in no event shall the liability of any Investor for indemnification under this Section 8 in its capacity as a seller of Registrable

Securities exceed the lesser of (i) that proportion of the total of such losses, claims, damages, expenses or liabilities indemnified against equal to the proportion of the total securities sold under such registration statement which is being held by such Investor, or (ii) the amount equal to the proceeds to such Investor of the securities sold in any such registration; and provided further, however, that no selling Investor shall be required to indemnify any Person against any liability arising from any untrue or misleading statement or omission contained in any preliminary prospectus if such deficiency is corrected in the final prospectus or for any liability which arises out of the failure of any Person to deliver a prospectus as required by the Securities Act.

(c) Indemnification similar to that specified in Sections 8(a) and (b) shall be given by the Company and each selling holder (with such modifications as may be appropriate) with respect to any required registration or other qualification of their securities under any federal or state law or regulation of governmental authority other than the Securities Act.

(d) In the event the Company, any selling holder or other Person receives a complaint, claim or other notice of any liability or action, giving rise to a claim for indemnification under Sections 8(a), (b) or (c) above, the Person claiming indemnification under such paragraphs shall promptly notify the Person against whom indemnification is sought of such complaint, notice, claim or action, and such indemnifying Person shall have the right to investigate and defend any such loss, claim, damage, liability or action.

(e) If the indemnification provided for in this Section 8 for any reason is held by a court of competent jurisdiction to be unavailable to an Indemnified Person in respect of any losses, claims, damages expenses or liabilities referred to therein, then each indemnifying party under this Section 8, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Investor or Investors and the underwriters from the offering of Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the other Investors and the underwriters in connection with the statements or omissions which resulted in such losses, claims, damages expenses or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Investors and the underwriters shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company, the Investors, and the underwriting discount received by the underwriters, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the Registrable Securities. The relative fault of the Company, the Investors and the underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Investors, or the underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Investors and the Underwriters agree that it would not be just and equitable if contribution to this Section 8 were determined by pro rata or per capita allocation or by any other method of allocation which does not take account the equitable considerations referred to in the immediately preceding paragraph. In no event, however, shall an Investor be required to contribute under this Section 8(e) in excess of the lesser of (i) that proportion of the total of such losses, claims, damages expenses or liabilities indemnified against equal to the proportion of the total Registrable Securities sold under such registration statement which are being sold by such Investor or (ii) the net proceeds received by such Investor from its sale of Registrable Securities under such registration statement. No Person found guilty of fraudulent representation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

(f) The amount paid by an indemnifying party or payable to an Indemnified Person as a result of the losses, claims, damages, expenses and liabilities referred to in this Section 8 shall be deemed to include, subject to limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, payable as the same are incurred. The indemnification and contribution provided for in this Section 8 will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified parties or any other officer, director, employee, agent or controlling person of the indemnified parties. No indemnifying party, in the defense of any such claim or litigation, shall enter into a consent or entry of any judgment or enter into a settlement without the consent of the Indemnified Person, which consent will not be unreasonably withheld or delayed.

9. Compliance with Rule 144. For so long as the Company (i) has a class of securities registered under Section 12 of the Exchange Act or (ii) files reports under Section 13 or 15(d) of the Exchange Act, the Company will use its best efforts to file with the Commission such information as is required under the Exchange Act for so long as there are holders of Registrable Securities; and in such event, the Company shall use its best efforts to take all action as may be required as a condition to the availability of Rule 144 under the Securities Act (or any comparable successor rules). The Company shall furnish to any holder of Registrable Securities upon request a written statement executed by the Company as to the steps it has taken to comply with the current public information requirement of Rule 144 (or such comparable successor rules). Subject to the limitations on transfers imposed by this Agreement, the Company shall use its best efforts to facilitate and expedite transfers of Registrable Securities pursuant to Rule 144 under the Securities Act, which efforts shall include timely notice to its transfer agent to expedite such transfers of Registrable Securities.

10. Rule 144A Information. The Company shall, upon written request of any Investor, provide to such Investor and to any prospective institutional transferee of the Ordinary Shares designated by such Investor, such financial and other information as is available to the Company or can be obtained by the Company without material expense and as such Investor may reasonably determine is required to permit such transfer to comply with the requirements of Rule 144A promulgated under the Securities Act.

11. Amendments. The provisions of this Agreement may be amended, and the Company may take any action herein prohibited or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of each Investor then holding Registrable Securities. For the purposes of this Agreement and all agreements executed pursuant hereto, no course of dealing between or among any of the parties hereto and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof.

12. Postponement. The Company may postpone the filing of any registration statement required hereunder for a reasonable period of time, not to exceed ninety (90) days in the aggregate during any twelve (12) month period, if the Company has been advised by external legal counsel that such filing would require a special audit or the disclosure of a material impending transaction or other matter and the Company’s Board of Directors determines reasonably and in good faith that such disclosure would have a material adverse effect on the Company (a “Black Out Period”). Upon notice of the existence of a Black Out Period from the Company to any Investor or Investors with respect to any registration statement already effective, such Investor or Investors shall refrain from selling their Registrable Securities under such registration statement until such Black Out Period has ended; provided, however, that the Company shall not impose a Black Out Period with respect to any registration statement that is already effective more than once during any period of twelve (12) consecutive months and in no event shall such Black Out Period exceed sixty (60) days.

13. Market Stand-Off.

(a) Each Investor agrees, that if requested by the Company and an underwriter of Registrable Securities of the Company in connection with any public offering of the Company, not to directly or indirectly offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of or otherwise dispose of or transfer any shares held by it for such period, not to exceed ninety (90) days following the effective date of the relevant registration statement in connection with any public offering of Registrable Securities, as such underwriter shall specify reasonably and in good faith, provided, however, that all officers and directors of the Company and all 1% or greater shareholders of the Company enter into similar agreements. Notwithstanding anything in this Agreement, (i) none of the provisions of this Agreement shall in any way limit any Investor from engaging in any brokerage, investment advisory, financial advisory, anti-raid advisory, principaling, merger advisory, financing, asset management, trading, market making, arbitrage, investment activity and other similar activities conducted in the ordinary course of their business, and (ii) the restrictions contained in this Agreement shall not apply to Registrable Securities acquired by any Investor Entity following the effective date of the first registration statement of the Company covering Registrable Securities to be sold on behalf of the Company in an underwritten public offering.

(b) The Company will obtain agreements in writing from each holder of equity or options of the Company, as a condition to any issuance of equity or grant of options, agreeing not to directly or indirectly offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of or otherwise dispose of or transfer any shares of equity without the consent of the Company’s underwriters, in connection with any public offering of the Company’s equity, consistent with the provisions of Section 13(a) hereof.

14. Transferability of Registration Rights. The registration rights set forth in this Agreement are transferable to each Permitted Transferee of Registrable Securities (each such transfer, a “Permitted Transfer”). Each subsequent holder of Registrable Securities must consent in writing to be bound by the terms and conditions of this Agreement in order to acquire the rights granted pursuant to this Agreement.

15. Rights Which May Be Granted to Subsequent Investors. Other than Permitted Transfers of Registrable Securities under Section 14, the Company shall not, without the prior written consent of each Investor then holding Registrable Securities, (a) allow purchasers of the Company’s securities to become a party to this Agreement or (b) grant any other registration rights other than any incidental or so called piggyback registration rights to any third parties that are not inconsistent with the terms of this Agreement.

16. Damages. The Company recognizes and agrees that each holder of Registrable Securities will not have an adequate remedy if the Company fails to comply with the terms and provisions of this Agreement and that damages will not be readily ascertainable, and the Company expressly agrees that, in the event of such failure, it shall not oppose an application by any holder of Registrable Securities or any other Person entitled to the benefits of this Agreement requiring specific performance of any and all provisions hereof or enjoining the Company from continuing to commit any such breach of this Agreement.

17. Miscellaneous.

(a) Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing and mailed (by first class registered or certified mail, postage prepaid), telegraphed, sent by express overnight courier service or electronic facsimile transmission (with a copy by mail), or delivered to the applicable party at the addresses indicated below:

If to the Company:

HeadHunter Group PLC

9/10 Godovikova

Street, Moscow, 129085 Russia

Attention: Dmitry Sergienkov

With a copy to:

Latham & Watkins LLP

Ul. Gasheka 6, Ducat III, Office 510

Moscow 125047

Russia

Attention: J. David Stewart

Telecopy No.: +7.495.785.1235

If to the Investors, at the address noted below their signature lines on the signature pages hereto.

With copies to:

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

Attention: Marc Treviño

Telecopy No.: (212) 558-3588

If to any other holder of Registrable Securities:

At such Person’s address for notice as set forth in the books and records of the Company or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to other parties complying as to delivery with the terms of this subsection (a). All such notices, requests, demands and other communications shall, when mailed, telegraphed or sent, respectively, be effective (i) two days after being deposited in the mails or (ii) one day after being delivered to the telegraph company, deposited with the express overnight courier service or sent by electronic facsimile transmission, respectively, addressed as aforesaid.

(b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, excluding any rule of law that would cause the application of the laws of any jurisdiction other than the laws of the State of New York. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN NEW YORK COUNTY, NEW YORK FOR ANY DISPUTE NOT OTHERWISE ADJUDICATED PURSUANT TO THE PROVISIONS OF SECTION 17(C) HEREOF.

(c) Arbitration. Any dispute, controversy or claim arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, or the transactions contemplated herein, or the breach, termination or validity thereof may be referred to and finally resolved by arbitration under the Arbitration Rules of the London Court of International Arbitration (“LCIA”) (the “Rules”), which Rules are deemed to be incorporated by reference in this Section 17(c). The number of arbitrators shall be three (3), and the parties in such arbitration shall each nominate one (1) arbitrator. The third arbitrator, who will act as chairman of the arbitral tribunal, will be appointed by the President of the LCIA having taken into account any agreement on the arbitrator to be appointed as chairman of the arbitral tribunal reached by the two Party-nominated or appointed arbitrators, such agreement to be within fourteen (14) days of the appointment of the last party nominated or appointed arbitrator. The legal place of arbitration shall be London and the language of arbitration shall be English. This arbitration agreement, including its validity and scope, shall be governed by New York law. For the avoidance of doubt, the parties acknowledge and agree that the party bringing any dispute, controversy or claim may bring (i) arbitration under this Section 17(c) or (ii) a dispute under Section 17(b) hereof.

(d) Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(e) Counterparts. This Agreement may be executed in one or more counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall be deemed to constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including .pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and to be valid and effective for all purposes.

(f) Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

(g) Integration. This Agreement, including the exhibits, documents and instruments referred to herein or therein, constitutes the entire agreement among the parties with respect to the subject matter.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed as of the date first set forth above.

COMPANY:

HeadHunter Group PLC

By:
Name:
Title:

Address For Notice:

HeadHunter Group PLC
9/10 Godovikova
Street, Moscow, 129085 Russia
Attention: Dmitry Sergienkov

INVESTORS:

ELQ Investors VIII Limited

By:
Name:
Title:

Address For Notice:

ELQ Investors VIII Ltd
Peterborough Court 133 Fleet Street
London EC4A 2BB
United Kingdom
Attention: Jim Wiltshire
Telecopy No.: (+44) 0207 051 7039
Email Address:

With copies to:

Sullivan & Cromwell LLP 125 Broad Street
Attention: Marc Treviño
Telecopy No.: (212) 558-3588
Email address: trevinom@sullcrom.com

Highworld Investments Limited

By:
Name:
Title:

Address For Notice:

Attention of: Yury Titarenko, Director 32 Kritis street, Papachristoforou Building, 1st floor, 3087 Limassol, Cyprus, office number 104
Tel +357 25 114000
Fax +357 25 114001 Email address:

With copies to:

[Signature Page to Registration Rights Agreement]

Stelios Haralambous 4th Floor, 9 Kafkasou Str., Aglantzia, 2112 Nicosia, Cyprus
Tel/Fax: +357 22 418200 stelios.haralambous@fiduserve.com

[Signature Page to Registration Rights Agreement]